SECURITIES AND EXCHANGE
                                   COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 115 (d) of the
                         Securities Exchange Act of 1934

                                November 29, 2005

                         Commission file number: 0-8847

                               DOL RESOURCES, INC.

         Wyoming                                                      83-0219465
(State of incorporation)                                               (IRS EIN)

                               3233 W Kingsley RD
                                Garland, TX 75041
                    (Address of principal executive offices)

                                  972-840-3223
                           (Issuer's telephone number)

                               13636 Neutron Road
                                 Dallas TX 75244
                                (former address)



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Item 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 2, 2005, DOL Resources, Inc. (the "registrant" or the "company") dismissed Gilmore, Gannaway, Andrews, Smith and Company, LLC ("GGAS") formerly Deason, Peters, Stockton, & Company ("DPS") of Roswell, New Mexico as its certifying accountants in order to engage a local firm. The Registrant's Audit Committee has approved this action.

The audit reports of DPS on the registrant's financial statements for the year ended December 31, 1985 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The registrant delivered a copy of this Form 8-K report to GGAS on November 11, 2005. Concurrently therewith, the registrant requested that GGAS furnish a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether GGAS agrees with the above statement and, if not, stating the respects in which GGAS does not agree.

On November 29, 2005, the registrant engaged Turner, Stone, & Company ("Turner Stone") as its new independent accountant. The Registrant's Audit Committee has approved this action.

During the Registrant's most recent fiscal year through November 29, 2005, the Registrant did not consult with Turner Stone regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Turner Stone concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304 (a) (1) (iv) of Regulation S-K, or a reportable event pursuant to Item 304 (a) (1) (v) of Regulation S-K.

Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS

16.1     Exhibits

         Description: Letter from Gilmore, Gannaway, Andrews, Smith, & Co., LLC dated November 21, 2005 regarding change in certifying accountant.

                                        DOL RESOURCES, INC.
                                        (Registrant)



                                        By:  /s/ Fred M. Updegraff
                                        ----------------------------------------
                                        Fred M. Updegraff
                                        Vice President & Chief Financial Officer